Exhibit 10.1

SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (as amended, the “Agreement”), dated as of January 6, 2023 is made by and between Cryptyde, Inc., a Delaware corporation, with headquarters located at 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695 (the “Company”) and the investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Note and/or Warrants (each as defined below), as applicable.

A. Pursuant to that certain Securities Purchase Agreement (as amended, the “SPA”) dated as of January 26, 2022 by and between the Company and the Holder, the Company sold to the Holder a Senior Secured Convertible Note in an aggregate principal amount of $33,333,333 (as amended, the “Note”) and warrants representing the right to acquire shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (as amended, the “Warrants”).

B. The parties entered in to that certain Amendment Agreement, dated as of July 28, 2022 (as amended, the “First Amendment Agreement”), to, among other things, (i) amend certain provisions of the Note, SPA and that certain registration rights agreement dated as of January 26, 2022 by and between the Company and the Buyers (as defined therein) (as amended, the “RRA”), all as set forth therein.

C. The parties, including the Holders representing the Required Holders (as defined in the Note), hereto desire, among other things, to further amend certain provisions of the Note, Warrants, RRA and SPA as set forth herein.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENTS TO Note.

(a) The Conversion Price of the balance of the Note that remains outstanding shall be voluntarily and irrevocably adjusted pursuant to Section 7(c) of the Note to equal $0.20, subject to further adjustments as provided in the Note (the “Conversion Price Voluntary Adjustment”).

(b) Notwithstanding anything herein or in the Note to the contrary, the Holder hereby acknowledges and agrees not to deliver a Holder Optional Redemption Notice pursuant to Section 10 of the Note prior to April 6, 2023.

2. Amendments AND ADJUSTMENTS TO Warrants.

(a) The parties hereby agree and acknowledge that, as a result of the Conversion Price Voluntary Adjustment, the Exercise Price of the Warrants shall be adjusted pursuant to Section 2(a) thereof to equal $0.20, subject to further adjustments as provided herein and therein, and the number of Warrant Shares issuable upon exercise of the Warrant shall be proportionally increased pursuant to Section 2(c) thereof (without regard to any limitation or restriction on exercise set forth therein) to 166,666,650 Warrant Shares, as may be further adjusted as provided herein and in Section 2 of the Warrants.

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(b) The Required Holders hereby waive the adjustment to the number of Warrant Shares pursuant to Section 2(c) of the Warrant and as described in Section 2(a) of this Agreement to the extent such adjustments results in a number of Warrant Shares exceeding 111,000,000 Warrant Shares, as may be further adjusted as provided herein and in Section 2 of the Warrants. The Required Holders also hereby permanently waive any future adjustments to the Exercise Price or the number of Warrant Shares pursuant to Sections 2(a) or 2(c) of the Warrants, respectively, in the event of a Dilutive Issuance.

(c) Notwithstanding anything herein or in the Warrants to the contrary, the Holder hereby acknowledges and agrees (i) subject to clause (ii) below, not to deliver one or more Exercise Notice(s) (as defined in the Warrants) to the Company with respect to more than an aggregate of 75,000,000 Warrant Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) until March 2, 2023; provided, however, that the exercise limitation of the Warrant pursuant to this clause (i) shall terminate if there occurs an Event of Default or if the VWAP of the Common Stock on any Trading Day from the date hereof until March 2, 2023 is less than $0.22 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof), (ii) not to deliver any Exercise Notice to the Company until the earlier of (x) such time as the aggregate principal amount outstanding of the Note is equal to or less than the amount remaining in the Control Account (as defined in the Note) and (y) the occurrence of an Event of Default (as defined in the Note) (such earlier date, the “Initial Exercisability Date”); provided, however, that the Holder may exercise the Warrant for up to 10,000,000 Warrant Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) prior to the Initial Exercisability Date if the VWAP of the Common Stock on any Trading Day during the period starting on March 1, 2023 and ending on and including March 31, 2023 is less than $0.20 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) and (iii) to forfeit Warrants to purchase 36,000,000 Warrant Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) on March 1, 2023 if the VWAP of the Common Stock on each Trading Day from and after the date hereof until March 1, 2023, inclusive, is greater than $0.22 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) and there is no circumstance or event that would, with or without the passage of time or the giving of notice, result in a material default, material breach or Event of Default under any Transaction Document.

(d) Immediately following the adjustments set forth in Sections 2(a) and 2(b), the Exercise Price of the balance of the Warrants that remain outstanding shall be voluntarily and irrevocably adjusted pursuant to Section 2(e) of the Warrant to equal $0.001, subject to further adjustments as provided in the Warrants; provided, however, that parties hereby agree that if following the date hereof the Company effectuates a reverse stock split, the Exercise Price of the Warrants shall remain $0.001 per share. The number of Warrant Shares will not be proportionally increased pursuant to Section 2(c) thereof based on the voluntary price adjustment in this Section 2(d) of the Agreement.

(e) The preamble of the Warrants is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition):

“Cryptyde, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HUDSON BAY MASTER FUND LTD., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the ~~Issuance Date~~, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ONE HUNDRED ELEVEN MILLION (111,000,000) ~~THREE MILLION THREE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED THIRTY THREE (3,333,333)~~ (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19. This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of January 26, 2022 (the “Subscription Date”), by and between the Company and the investor (the “Buyer”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”).”

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(f) The first sentence of Section 1(g)(i) of the Warrant is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition).

“(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to ~~200~~100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”)”

3. Amendment TO RRA.

(a) The definition of “Required Registration Amount” set forth in Section 1(l) of the RRA is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition):

““Required Registration Amount” means the sum of (i) ~~200% of~~ the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the then applicable initial Conversion Price (as defined in the Notes) and (y) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes) and (ii) ~~200% of~~ the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein) assuming all cash has been released from the Control Account (as defined in the Notes), all subject to adjustment as provided in Section 2(d) and/or Section 2(f).”

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4. Amendment TO SPA

(a) The first sentence of Section 4(l) of the SPA is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition):

“So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than ~~200% of~~ (i) 200% of the maximum number of shares of Common Stock issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (x) the Notes are convertible at the Conversion Price then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) 100% of the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(l) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes and Warrants.”

5. ADDITIONAL AGREEMENTS.

(a) For the avoidance of doubt, the Company agrees that both (i) the Conversion Price Voluntary Adjustment in Section 2(a) of this Agreement will cause an adjustment to the number of Conversion Shares and (ii) the adjustment to the number of shares of Common Stock issuable upon exercise of the Warrants (without any regard to any limitation or restriction on conversion or exercise set forth therein) pursuant to Section 2(c) of the Warrants and Sections 2(a) and 2(b) herein, will require the Company, in accordance with Section 2(d) of the RRA, to amend the Registration Statement on Form S-1 with Registration No. 333-266848 (if permissible) or file a new registration statement with the SEC, or both, so as to cover at least the Required Registration Amount (as defined in the RRA) as of the Trading Day immediately preceding the date of the filing of such amendment or new registration statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the Closing Date.

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(b) At any time after the date hereof, so long as (i) no Equity Conditions Failure occurs as of the Company Optional Redemption Notice Date (as defined below) or the Company Optional Redemption Date (as defined below) and (ii) the Company has sufficient resources to effect a Company Optional Redemption (as defined below) on the Company Optional Redemption Notice Date and on the Company Optional Redemption Date (the conditions set forth in clauses (i) and (ii) collectively, the “Company Optional Redemption Conditions”), the Company shall have the right to redeem all or a portion of the Conversion Amount then remaining under the Note, provided that, if the Company elects to redeem less than all of this Note, the Company shall not redeem less than $1,000,000 of the Conversion Amount of this Note (the “Company Optional Redemption Amount”) as designated in the Company Optional Redemption Notice (as defined below) on the Company Optional Redemption Date (a “Company Optional Redemption”). The Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company on the Company Optional Redemption Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company at a price equal to 100% of the Conversion Amount to be redeemed. The Company may exercise its right to require redemption under this Section 5(b) by delivering a ten (10) Trading Days prior written notice thereof by electronic mail and overnight courier to the Holder (the “Company Optional Redemption Notice” and the date the Holder received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (i) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”), which date shall be the tenth (10th) Trading Day immediately following the Company Optional Redemption Notice Date, (ii) state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to the Company Optional Redemption from the Holder on the Company Optional Redemption Date, (iii) state the applicable Company Optional Redemption Price and (iv) certify that each Company Optional Redemption Condition has been satisfied as of the Company Optional Redemption Notice Date and that the Company Optional Redemption Conditions are expected to be satisfied on the Company Optional Redemption Date. If after the Company Optional Redemption Notice Date when the Company confirmed that the Company Optional Redemption Conditions have been satisfied as of the Company Optional Redemption Notice Date, one or more Company Optional Redemption Conditions fail or is reasonably expected to fail on the Company Optional Redemption Date, the Company shall promptly, but in any event within one (1) Business Day of such failure or of the Company becoming aware of such expected failure, provide the Holder a subsequent written notice to that effect. If a Company Optional Redemption Condition fails (which is not waived in writing by the Holder) on the Company Optional Redemption Date, then the Company Optional Redemption shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Optional Redemption Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Company Optional Redemption Amount. Notwithstanding anything to the contrary in this Section 5(b), until the Company Optional Redemption Price is paid in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3 of the Note. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date, unless the Holder otherwise indicates in the applicable Conversion Notice. Company Optional Redemptions made pursuant to this Section 5(b) shall be made in accordance with Section 11 of the Note. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. If the Company elects to cause a Company Optional Redemption pursuant to this Section 5(b), then it must simultaneously take the same action in the same proportion with respect to the Other Notes, if any.

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(c) The Company shall provide each stockholder entitled to vote at the next special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than April 1, 2023 (the “Stockholder Meeting Deadline”), a proxy statement, in the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approving the increase of the authorized shares of Common Stock from 250,000,000 to 500,000,000) (such affirmative approval being referred to herein as the “Stockholder Approval” and the date the Stockholder Approval is obtained is referred to herein as the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every ninety (90) days thereafter until such Stockholder Approval is obtained.

(d) Notwithstanding Section 9(a) of the Note and Section 4(l) of the SPA (as amended hereby) to the contrary, until the earlier to occur of (i) the Stockholder Approval Date and (ii) the Stockholder Meeting Deadline, the Holder hereby waives the Company’s requirement to reserve for issuances 200% of the number of shares of Common Stock issuable pursuant to the terms of the Note; provided, that during such period the Company shall be required to reserve for issuances 100% of the number of shares of Common Stock issuable pursuant to the terms of the Note.

(e) To the extent the Holder converts any portion of the Note during the ten (10) consecutive Trading Day period starting on January 6, 2023 (the “Applicable Conversion Period”), the Holder shall, on the first (1st) Business Day immediately following the end of the Applicable Conversion Period, release to the Company an amount of cash from the Control Account equal to 20% of the Conversion Amount converted during the Applicable Conversion Period if the VWAP of the Common Stock on each Trading Day during the Applicable Conversion Period equals or exceeds $0.20 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) and there is no circumstance or event that would, with or without the passage of time or the giving of notice, result in a material default, material breach or Event of Default under any Transaction Document.

(f) Except as otherwise expressly provided herein, and as amended by the First Amendment Agreement and that certain waiver dated as of September 14, 2022 by and between the Company and the Holder (as defined therein), each Transaction Document (as defined in the SPA), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(g) The parties hereby acknowledge and agree that this Agreement shall be deemed a “Transaction Document” as defined in the SPA and the other Transaction Documents (as defined in the SPA).

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6. CLOSING.

The date and time of the closing (the “Closing”) of the transactions contemplated herein (the “Closing Date”) shall be 9:00 a.m., New York City time, on the date hereof, subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 8 and 9 hereof. The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 and may be undertaken remotely by electronic exchange of documentation.

7. REPRESENTATIONS, AGREEMENTS, WARRANTIES AND COVENANTS.

(a) Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to the Company that:

(i) Authorization; Enforcement; Validity. The Holder has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement and the transactions contemplated hereby have been duly authorized by the Holder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ii) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(b) Company Representations, Warranties and Covenants. The Company hereby represents, warrants, agrees and covenants to and with the Holder that:

(i) Organization and Qualification. The Company and its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform any of its obligations hereunder.

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(ii) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iii) Reservation of Shares. As of the date hereof, the Company has duly authorized and reserved for issuance all shares of Common Stock issued and issuable upon conversion of the Note and exercise of the Warrants after giving effect to the Conversion Price Voluntary Adjustment and the adjustments to the number of Warrant Shares set forth in Sections 2(a) and (b) (without regard to any limitation or restriction on conversion set forth therein).

(iv) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or the articles of association or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal laws, rules and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

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(v) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(vi) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Common Stock or any of the Company’s subsidiaries or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(vii) Public Disclosure. On or before 1:30 p.m., New York time, on January 6, 2023, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, in each case, in the form required by the 1934 Act and attaching this Agreement (and all schedules to this Agreement) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company and its Subsidiaries shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing of the 8-K Filing, each of the Company and its Subsidiaries acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of their respective subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates employees or agents delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holders shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

(viii) No MNPI. The Company hereby agrees and acknowledges that neither it nor any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents has provided to the Holder any material, nonpublic information of Vinco Ventures Inc. or any of its subsidiaries.

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(ix) Reporting Status. Until the date on which the Holder has sold all the shares of Common Stock issued and issuable upon exercise of the Warrants and conversion of the Note (without regard to any limitation or restriction on exercise or conversion set forth therein), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(x) Investment Company Status. The Company is not, and upon consummation of the transactions contemplated hereunder will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xi) Acknowledgement Regarding Holder’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by this Agreement, in accordance with the terms thereof, the Holder has not been asked by the Company or any of its subsidiaries to agree, nor has the Holder agreed with the Company or any of its subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any securities for any specified term; (ii) the Holder, and counterparties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Holder’s knowledge of the transactions contemplated by this Agreement; (iii) the Holder shall not be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction; and (iv) the Holder may rely on the Company obligation to timely deliver shares of Common Stock upon exercise of the Warrants and conversion of the Note and when required pursuant to the terms thereof for purposes of effecting trading in the Common Stock. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement pursuant to the 8-K Filing the Holder may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Warrants, the Note or the shares of Common Stock issuable upon exercise or conversion thereof are outstanding, including, without limitation, during the periods that the value and/or number of the such shares of Common Stock deliverable thereunder are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith or therewith.

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(xii) Equity Capitalization.

(1) Definitions:

(A) “Common Stock” means (x) the Company’s shares of common stock, $0.001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B) “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(C) “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(2) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 260,000,000 shares of capital stock, consisting of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of the date hereof, there are 31,692,585 shares of Common Stock issued and outstanding no shares of the Company’s preferred stock issued and outstanding.

(3) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. As of the date hereof, 54,019,159 shares of Common Stock are (A) reserved for issuance pursuant to Convertible Securities (other than the Notes and the Warrants) and (B) owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

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(4) Existing Securities; Obligations. Except as disclosed in the Company’s public filings, (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the RRA); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any repurchase or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; and (E) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(5) Anti-Dilution. Other than those certain warrants to purchase shares of Common Stock issued to BHP Capital NY, Inc. pursuant to the Securities Purchase Agreement dated January 26, 2022 between the Company and BHP Capital NY, Inc., there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the transactions contemplated herein.

(6) Organizational Documents. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof, and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(xiii) Effectiveness. The Company has prepared and filed with the SEC a registration statement on Form S-1 with Registration No. 333-264777 (as amended, the “June Registration Statement”) in conformity with the requirements of the 1933 Act, which became effective on June 22, 2022, including the final prospectus filed for the June Registration Statement pursuant to Rule 424(b)(3) (the “Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The June Registration Statement is effective under the 1933 Act and does not contain or represent an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading. No stop order preventing or suspending the effectiveness of the June Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Company.

(xiv) Placement Agent’s and Advisor’s Fees. The Company has not paid or incurred, and will not pay or incur, any brokerage or finder’s fees or commissions other financial advisory fees with respect to the transactions contemplated by this Agreement and the other Amendment Documents payable in cash.

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(xv) Holding Period. For the purposes of Rule 144 of the Securities Act, the Company hereby acknowledges and agrees that (i) the holding period of the Note as amended hereby (and the shares of Common Stock issued pursuant to the terms of the Note as amended hereby) may be tacked onto the holding period of the existing Note, (ii) the holding period of the Warrant as amended hereby (and the shares of Common Stock issued upon exercise of the Warrant as amended hereby) may be tacked onto the holding period of the existing Warrant, (iii) the Note as amended hereby (and the shares of Common Stock issued pursuant to the terms of the Note as amended hereby) and the Warrant as amended hereby (and the shares of Common Stock issued upon exercise of the Warrant as amended hereby, to the extent such Common Stock is issued pursuant to a Cashless Exercise of Warrants) are, as of the date hereof and until at least March 31, 2023 (the “10-K Deadline”) will be, eligible to be sold pursuant to Rule 144 and (iv) it will not to take a position contrary to this Section 7(b)(xv).

(xvi) SEC Filings. As of their respective filing dates, the Company’s filings with the SEC under the 1934 Act during the two (2) years prior to the date hereof (the “SEC Documents”), complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed. As of the date hereof and as of the applicable Closing Date, the Company satisfies the current public information requirement set forth in Rule 144(c)(1). The Company hereby covenants and agrees that it will continue to satisfy the current public information requirement set forth in Rule 144(c)(1) until at least the 10-K Deadline.

(xvii) BHP Waiver. The Company entered into a waiver with BHP Capital NY, Inc. (“BHP”), whereby BHP agreed to receive a warrant (the “BHP Warrant”) to purchase 40,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) with an initial exercise price of $0.001 in full satisfaction of the economic anti-dilution adjustment that would otherwise have occurred as a result of the transactions contemplated by this Agreement pursuant to the warrant issued to BHP pursuant to that certain Securities Purchase Agreement dated as of January 26, 2022 by and between the Company and BHP; provided, however, that upon the Holder’s forfeiture of 36,000,000 Warrant Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) as set forth in Section 2(c), BHP will forfeit 12,972,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) issuable upon exercise of the BHP Warrant. The BHP Warrant is not exercisable until such time the cash in the Control Account equals or exceeds the outstanding Principal amount of the Note (the “BHP Initial Exercisability Date”); provided, however, that BHP may exercise the BHP Warrant for up to 3,600,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof) prior to the BHP Initial Exercisability Date if the VWAP of the Common Stock on any Trading Day during the period starting on March 1, 2023 and ending on and including March 31, 2023 is less than $0.20 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Common Stock occurring after the date hereof).

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8. CONDITIONS TO Company’S OBLIGATIONs hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have duly executed this Agreement and delivered the same to the Company; and

(b) The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

9. CONDITIONS TO HOLDER’S OBLIGATIONs HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered this Agreement to the Holder;

(b) The representations and warranties of each of the Company under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(c) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby; and

(d) Since the date hereof, no event that could be reasonably expected to cause a Material Adverse Effect with respect to the Company shall have occurred.

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10. TERMINATION.

In the event that the Closing shall not have occurred by on or before January 9, 2023, other than due to the Holder’s failure to satisfy the conditions set forth in Section 8 hereof, the Holder shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void.

11. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e) Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder and the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 11(e) shall be binding on the Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) three (3) business days after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Cryptyde, Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

Telephone: (866) 980-2818

Attention: Chief Executive Officer

E-Mail: BPM@cryptyde.com

With a copy (for informational purposes only) to:

Haynes Boone LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Telephone: (214)651-5119

Attention: Rick Werner, Esq.

E-Mail: Rick.Werner@haynesboone.com

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If to the Holder, to its address, e-mail address and facsimile number set forth on the signature pages attached hereto, with copies to the Holder’s representatives as set forth on such Holder’s signature page, or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Schulte Roth & Zabel LLP shall only be provided copies of notices sent to the Holder. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exercised Warrants.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Fees and Expenses. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the “Holder Counsel Expense”) within two (2) Business Days of receiving the invoice of Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company on or prior to the Closing. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

Company:

CRYPTYDE, INC.

By:
Name:	Brian McFadden
Title:	Chief Executive Officer

[Signature Page to Second Amendment Agreement]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

HUDSON BAY MASTER FUND LTD.

By:
Name:
Title:

Contact Information for Notices:

[REDACTED]

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com